UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-138490

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the PowerShares 1-30 Laddered Treasury Portfolio, PowerShares DWA Developed Markets Momentum Portfolio, PowerShares DWA SmallCap Momentum Portfolio, PowerShares KBW Bank Portfolio, PowerShares KBW High Dividend Yield Financial Portfolio, PowerShares KBW Property & Casualty Insurance Portfolio, PowerShares KBW Regional Banking Portfolio, PowerShares KBW Premium Yield Equity REIT Portfolio, PowerShares DWA Emerging Markets Momentum Portfolio and PowerShares Global Water Portfolio (the “Funds”), each a series of PowerShares Exchange-Traded Fund Trust II (the “Trust”). An application for listing of the Shares of the Funds has been filed with and approved by The Nasdaq Stock Market LLC.

A description of the Shares is contained in Post-Effective Amendment No. 532 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977) as filed with the Securities and Exchange Commission on February 26, 2016. Such description is incorporated herein by reference.

The series of the Trust to which this filing relates and their respective I.R.S. Employer Identification Numbers (“EIN”) are as follows:

Series Name	EIN
PowerShares 1-30 Laddered Treasury Portfolio	37-1548893
PowerShares DWA Developed Markets Momentum Portfolio	42-1747624
PowerShares DWA SmallCap Momentum Portfolio	45-5422955
PowerShares KBW Bank Portfolio	45-3552700
PowerShares KBW High Dividend Yield Financial Portfolio	27-3406025
PowerShares KBW Property & Casualty Insurance Portfolio	27-3405956
PowerShares KBW Regional Banking Portfolio	45-3552602
PowerShares KBW Premium Yield Equity REIT Portfolio	27-3405998
PowerShares DWA Emerging Markets Momentum Portfolio	42-1747621
PowerShares Global Water Portfolio	11-3813864

ITEM 2.	EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 18, 2007.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 302 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on February 28, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 5, 2016

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary